        As filed with the Securities and Exchange Commission on August 12, 1996
                                                Registration No. 333-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          CATALYST SEMICONDUCTOR, INC.
             (Exact name of Registrant as specified in its charter)

       DELAWARE                                         77-0083129
(State of incorporation)                   (I.R.S. Employer Identification No.)

                              1250 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                    (Address of principal executive offices)

                             -----------------------

                 CATALYST SEMICONDUCTOR, INC. STOCK OPTION PLAN
          CATALYST SEMICONDUCTOR, INC. 1993 DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plans)

                             -----------------------

                                C. MICHAEL POWELL
         PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                          CATALYST SEMICONDUCTOR, INC.
                              1250 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 748-7700
(Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:

                                   Peter Cohn
                                  Arnold Brown
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                               Page 1 of 28 Pages
                             Exhibit Index on Page 7
               (Calculation of Registration Fee on following page)

- ------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------
                                                                     Proposed
                                                Maximum Amount        Maximum      Proposed Maximum     Amount of
                                                     to be        Offering Price       Aggregate      Registration
    Title of Securities to be Registered         Registered(1)       Per Share      Offering Price         Fee
- ------------------------------------------------------------------------------------------------------------------
STOCK OPTION PLAN
   Common Stock,
   $0.001 par value.........................     1,389,000 Shares      $5.60(2)        $7,778,400          $2,682.21
   Common Stock,
   $0.001 par value.........................       141,000 Shares      $6.06(3)        $  854,460          $  294.64

1993 DIRECTOR STOCK OPTION PLAN
   Common Stock,
   $0.001 par value.........................        50,000 Shares      $6.06(3)        $  303,000          $  104.48

                  TOTAL                          1,580,000 Shares                      $8,935,860          $3,081.33

- -----------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on August 7, 1996.

                               GENERAL INFORMATION

Pursuant to Instruction E of the General Instructions to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (SEC File No. 33-62636) filed on May 11, 1993 are incorporated herein by reference.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1996.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on March 24, 1993, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 8.           EXHIBITS.

                     Exhibit
                     Number
                     -------
                      4.1           Catalyst Semiconductor, Inc. Stock Option
                                    Plan as amended and restated on May 30,
                                    1996.

                      4.2           Catalyst Semiconductor, Inc. 1993 Director
                                    Stock Option Plan as amended and restated on May 30, 1996.

                      5.1           Opinion of Venture Law Group, A Professional
                                    Corporation.

                     23.1           Consent of Venture Law Group, A Professional
                                    Corporation (included in Exhibit 5.1).

                     23.2           Consent of Independent Accountants (see p.
                                    6).

                     24.1           Powers of Attorney (see p. 5).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Catalyst Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 9th day of August, 1996.

                                  Catalyst Semiconductor, Inc.


                                  By:  /s/ C. Michael Powell
                                       -----------------------------
                                       C. Michael Powell
                                       Chairman of the Board of Directors,
                                       President, Chief Executive Officer and
                                       Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Michael Powell and Daryl E. Stemm, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                    Title                                 Date
            ---------                                    -----                                 ----
/s/ C. Michael Powell                    Chairman of the Board of Directors,               August 9, 1996
- ------------------------------------       President, Chief Executive Officer and
C. Michael Powell                          Chief Financial Officer (Principal
                                           Executive Officer and Principal
                                           Financial Officer)


/s/ Radu M. Vanco                        Executive Vice President, Chief Operating         August 9, 1996
- ------------------------------------       Officer and Director
Radu M. Vanco


/s / Daryl E. Stemm                      Director of Finance and Administration and        August 9, 1996
- ------------------------------------       Controller (Principal Accounting Officer)
Daryl E. Stemm

/s/ Lionel M. Allan                      Director                                          August 9, 1996
- ------------------------------------
Lionel M. Allan

/s/ Hideyuki Tanigami                    Director                                          August 9, 1996
- ------------------------------------
Hideyuki Tanigami

/s/ Patrick Verderico                    Director                                          August 9, 1996
- ------------------------------------
Patrick Verderico

                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 1996 appearing on page F-4 of Catalyst Semiconductor, Inc.'s Annual Report on Form 10-K for the year ended April 30, 1996.


PRICE WATERHOUSE LLP


San Jose, California
August 5, 1996

                                INDEX TO EXHIBITS

Exhibit                                                                               Page
 Number                                                                                No.
 ------                                                                               ----
  4.1    Catalyst Semiconductor, Inc. Stock Option Plan as amended and restated         8
         on May 30, 1996

  4.2    Catalyst Semiconductor, Inc. 1993 Director Stock Option Plan as amended       21
         and restated on May 30, 1996

  5.1    Opinion of Venture Law Group, A Professional Corporation                      27

  23.1   Consent of Venture Law Group, A Professional Corporation (included in
         Exhibit 5.1)

  23.2   Consent of Independent Accountants (see p. 6)

  24.1   Powers of Attorney (see p. 5)

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